AMENDED AND RESTATED SUBORDINATED DEFERRED LIMITED INTEREST
                                   GUARANTY

         THIS AMENDED AND RESTATED SUBORDINATED GUARANTY AGREEMENT, dated as of February 7, 1996 (as amended, supplemented or otherwise modified from time to time, this "Guaranty"), by NATIONAL RESTAURANT ENTERPRISES, INC., a Delaware corporation ("NRE"), AMERIKING CINCINNATI CORPORATION I, a Delaware corporation ("AmeriKing Cincinnati") and AMERIKING VIRGINIA CORPORATION I, a Delaware corporation ("AmeriKing Virginia" and, collectively with NRE and AmeriKing Cincinnati, the "Guarantors"), to MCIT PLC ("MCIT"), for the benefit of MCIT and all other holders of Notes (such and all other capitalized terms being used herein with the meanings set forth in Article I) issued pursuant to the Purchase Agreement referred to below, amending and restating in its entirety the Guaranty Agreement dated as of September 1, 1994, (as amended as of November 30, 1994, the "Original Guaranty") by NRE in favor of MCIT.


                             W I T N E S S E T H:

         WHEREAS, NRE was organized and capitalized by, and is a direct wholly-owned Subsidiary of, NRE Holdings, Inc., a Delaware corporation (the "Company"); and

         WHEREAS, the Company has

                  (a) pursuant to the purchase agreement dated as of September 1, 1994 (as modified as of November 30, 1994 and October 13, 1995, the "Original Purchase Agreement"), obtained $14,528,531 in cash representing the proceeds from the sale by the Company to the Purchaser of the Notes for a purchase price of $11,000,000, Preferred Shares for a purchase price of $3,500,000 and Common Shares for a purchase price of $28,531, and

                  (b) advanced all of such $14,528,531 of proceeds (less certain expenses incurred in connection with the Acquisition) to NRE as a contribution to the capital of NRE; and

         WHEREAS, as a condition to the Purchaser's making such purchases under the Original Purchase Agreement and in consideration of, among other things, receiving such contribution to capital, NRE executed and delivered the Original Guaranty; and

         WHEREAS, the Company desires that MCIT and the Company amend and restate the Original Purchase Agreement in its entirety pursuant to an amended and restated purchase agreement to be dated as of the date hereof (as so amended and restated, and together with all other amendments and other modifications, if any, from time to time hereafter made thereto, the "Purchase Agreement"), pursuant to which, among other things, NRE will be permitted to incur additional indebtedness under the Senior Credit Agreement (as defined below);

         WHEREAS, as a condition to the Purchaser's entering into the Purchase Agreement, the Company is required to cause NRE, AmeriKing Cincinnati and AmeriKing Virginia to execute and deliver this Guaranty in favor of MCIT, for the benefit of MCIT and all other holders of Notes; and

         WHEREAS, AmeriKing Cincinnati and AmeriKing Virginia were organized and are being capitalized by, and are direct wholly-owned Subsidiaries of, NRE; and

         WHEREAS, NRE, AmeriKing Cincinnati and AmeriKing Virginia have authorized the execution, delivery and performance of this Guaranty and will derive substantial direct and indirect benefits from the transactions contemplated to occur on the Restatement Effective Date (as defined in the Purchase Agreement);

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, each Guarantor hereby agrees as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Terms. Except as otherwise provided herein or as the context otherwise requires, the following terms (whether or not underscored) when used in this Guaranty shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agent" means FNBB (or any other financial institution succeeding to its responsibilities) as the agent for the Senior Lenders pursuant to the Senior Credit Agreement.

         "AmeriKing Cincinnati" is defined in the preamble hereto.

         "AmeriKing Virginia" is defined in the preamble hereto.

         "Company" is defined in the first recital hereto.

         "Guarantors" is defined in the preamble hereto.

         "Interest Obligations" means all obligations of the Company to make payment of interest accrued from time to time on the Notes in accordance with the terms of the Purchase Agreement.

         "Note" shall mean each Note executed and delivered pursuant to the Purchase Agreement and each other promissory note of the Company accepted from time to time in substitution or replacement therefor.

         "NRE" is defined in the preamble hereto.

         "Original Guaranty" is defined in the preamble hereto.

         "Original Purchase Agreement" is defined in clause (a) of the second recital hereto.

         "Payment Default" is defined in of Section 2.2.1.

         "Performance Default" is defined in Section 2.2.2.

         "Performance Default Notice" is defined in Section 2.2.2.

         "PMI" means PMI Mezzanine Fund, L.P., a Delaware limited partnership, together with its successors and assigns.

         "PMI Agreement" means the note purchase agreement, dated as of February 7, 1996, among the NRE, the Company and PMI as so originally executed. At all times after the date hereof, "PMI Agreement" also means the PMI Agreement as originally executed and delivered, together with

                  (a) each successor Instrument pursuant to which NRE obtains from other financial institutions loans to refinance indebtedness outstanding under the PMI Agreement in effect on the date of such refinancing and up to $1,500,000 of additional indebtedness; and

                  (b) all amendments, supplements, modifications, extensions and renewals hereafter made to the PMI Agreement or such successor Instrument;

provided, however, that without the consent of the Purchaser (and other Noteholders comprising, together with the Purchaser, "Required Noteholders"), no such amendment or modification shall be made which

                  (c) increases the maximum principal amount of Indebtedness permitted to be incurred pursuant thereto above the sum of the maximum principal amount of Indebtedness permitted by clause (d) of
         Section 6.2.2 of the Purchase Agreement to be outstanding pursuant thereto; or

                  (d) amends Section 9.3 or 9.4 of the PMI Agreement as in effect on the date hereof or adds any Section thereto of a substantially duplicative nature.

         "Purchase Agreement" is defined in the fifth recital hereto.

         "Purchaser" is defined in the preamble hereto.

         "Senior Credit Agreement" means the revolving credit and term loan agreement, dated as of September 1, 1994, as amended and restated as of November 30, 1994 and as of February 7, 1996, among NRE, the Company and the lenders party thereto, as so originally executed and amended and restated. At all times after the date hereof, "Senior Credit Agreement" also means the Senior Credit Agreement as in effect on February 7, 1996, together with

                  (a) each successor Instrument pursuant to which NRE obtains from other financial institutions loans to refinance indebtedness outstanding and existing commitments to lend under the Senior Credit Agreement in effect on the date of such refinancing and up to $10,000,000 of additional indebtedness; and

                  (b) all amendments, supplements, modifications, extensions and renewals hereafter made to the Credit
         Agreement or such successor Instrument;

provided, however, that without the consent of the Purchaser (and other Noteholders comprising, together with the Purchaser, "Required Noteholders"), no such amendment or modification shall be made which

                  (c) increases the maximum principal amount of Indebtedness permitted to be incurred pursuant thereto above the sum of the maximum principal amount of Indebtedness permitted by clause (c) of
         Section 6.2.2 of the Purchase Agreement to be outstanding pursuant thereto; or

                  (d) amends Section 10.3 or 10.4 of the Senior Credit Agreement as in effect on the date hereof or adds any Section thereto of a substantially duplicative nature.

         "Senior Credit Lender" means each lender as is or may from time to time become party to the Senior Credit Agreement.

         "Senior Debt" means all indebtedness, obligations and liabilities of NRE to the Senior Lenders, whether now existing or hereafter created arising out of or under the Senior Credit Agreement or the PMI Agreement, respectively, including all principal, interest (including interest accruing after the commencement of bankruptcy, insolvency or similar proceedings with respect to NRE, whether or not the claim therefor shall be enforceable) and other amounts payable under any letter of credit reimbursement agreement, bankers acceptance, note or instrument issued thereunder; provided, however, that the aggregate principal amount of Senior Debt under or in respect of (a) the Senior Credit Agreement shall not at any time exceed the maximum principal amount of Indebtedness permitted by clause (b) of Section 6.2.2 of the Purchase Agreement to be outstanding pursuant thereto and (b) the PMI Agreement shall not at any time exceed the maximum principal amount of Indebtedness permitted by clause (c) of Section 6.2.2 of the Purchase Agreement to be outstanding pursuant thereto.

         "Senior Lenders" means collectively (i) each lender as is or may from time to time become party to the Senior Credit Agreement and (ii) PMI.

         SECTION 1.2. Purchase Agreement Terms. Except as otherwise provided herein or as the context otherwise requires, terms for which meanings are provided in the Purchase Agreement shall have the same meanings when used in this Guaranty.


                                  ARTICLE II

                                   GUARANTY

         SECTION 2.1. Guaranty of Payment. Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment and performance on demand and all times thereafter of all Interest Obligations.

         Each Guarantor also agrees to reimburse the Purchaser for all costs and expenses, including reasonable attorneys' fees and disbursements, which the Purchaser expends or incurs in collecting, compromising or enforcing this Guaranty, whether or not suit is filed, expressly including all costs, expenses, reasonable attorneys' fees and other charges incurred in connection with any insolvency, bankruptcy, reorganization, liquidation, dissolution, arrangement or other similar proceedings involving such Guarantor which in any way affect the exercise of rights, powers, remedies and privileges with respect to this Guaranty or the interest accrued and unpaid on the outstanding principal amount of the Notes.

         SECTION 2.2. Subordination. All indebtedness and liability of each Guarantor pursuant to this Guaranty shall be subordinate and junior in right of payment to Senior Debt in the manner and with the effect provided in
Section 2.2.1 through 2.2.11, and each holder of a Note, by its acceptance thereof, agrees to be bound by such terms of subordination.

         SECTION 2.2.1. Payment Block Upon Payment Defaults. Upon a default (a "Payment Default") in the payment of principal of, interest on, premium of or any other amount due under or in respect of any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or otherwise, then no direct or indirect payment in cash, property or securities by set-off or otherwise, shall be made or agreed to be made by any Guarantor on account of the Interest Obligations; provided, however, that if the maturity of the Senior Debt under the Senior Credit Agreement or the Senior Debt under the PMI Agreement has not been accelerated prior to the expiration of the 180 day period referred to in clause (a) below (or if any such acceleration has been rescinded or annulled), such payments may be made on account of the Interest Obligations on or after

                  (a) a date which is 180 consecutive days following the date on which such Payment Default shall have occurred, or

                  (b) if earlier, such Payment Default shall have been cured or waived or shall have ceased to exist.

         SECTION 2.2.2. Payment Block Upon Performance Defaults. Upon a default (a "Performance Default") by any Obligor in the performance of any obligation (other than a Payment Default) with respect to any Senior Debt pursuant to which the Senior Debt is entitled to accelerate the maturity thereof, then, if written notice of such event of default is given in the manner provided in the Senior Credit Agreement to NRE (a "Performance Default Notice"), no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by any Guarantor on account of any Interest Obligation unless and until

                  (a) a date which is 180 consecutive days following the date on which such Performance Default shall have occurred, or

                  (b) if earlier, such Performance Default shall have been cured or waived or shall have ceased to exist.

         SECTION 2.2.3. Standstill. Upon the occurrence and during the continuation of any Performance Default with respect to any Senior Debt as to which a Performance Default Notice shall have been given in accordance with
Section 2.2.2 or of any Payment Default, neither the Purchaser nor any Noteholder shall be entitled to

                  (a)  demand immediate payment of any Interest
         Obligation under this Guaranty, or

                  (b) commence, pursue or participate in any judicial proceeding or take any other action to enforce any obligations of any Guarantor under or in respect of this Guaranty unless and until

                  (c) a date which is 180 consecutive days following the date on which such Performance Default shall have occurred or 180 consecutive days following the date on which such Payment Default shall have occurred, or

                  (d) if earlier, such Performance Default or Payment Default shall have been cured or waived or shall have ceased to exist, or

                  (e) if earlier, the maturity of all or any part of the principal amount of any Senior Debt shall have been accelerated in accordance with its terms.

         SECTION 2.2.4. Payment Over Upon Dissolution, etc. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of any Guarantor, or the proceeds thereof, to any creditor or creditors of such Guarantor or upon any indebtedness of any Guarantor, by reason of any liquidation, dissolution or other winding up of such Guarantor or its business or by reason of any sale, receivership, insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against any Guarantor for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions of this Guaranty, would otherwise be payable or deliverable upon or in respect of this Guaranty, shall instead be paid over or delivered to the Agent for application to the Senior Debt under the Senior Credit Agreement, and, upon the repayment in full in cash of such Senior Debt, such amounts shall be paid over or delivered to PMI for application to the Senior Debt under the PMI Agreement, and, until all Senior Debt has been repaid in full, the Purchaser shall not receive any such payment or distribution or benefit therefrom. The Agent or PMI, as appropriate, may in the name of the Noteholders or otherwise file, prove and vote in any such proceedings with respect to any and all claims of the Noteholders relating to the Interest Obligations.

         SECTION 2.2.5. Turnover. In the event that, notwithstanding the provisions of Section 2.2.1, 2.2.2 or 2.2.4, any such direct or indirect payment or distribution shall be received by the Purchaser or any Noteholder in contravention of the provisions of any such Section, such payments and distributions shall be held in trust for the benefit of, and upon receipt by such holder of written notice that such payment or distribution has been made in violation of such Section, shall be immediately paid over to, the holders of all Senior Debt at the time outstanding or their representative for application to the pro rata payment of all such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         SECTION 2.2.6. Unconditional Obligation, etc. Nothing contained in this Section 2.2 or elsewhere in this Guaranty is intended to or shall impair, as between any Guarantor, its creditors (other than the holders of Senior
Debt) and the Purchaser and the Noteholders, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Purchaser and the Noteholders all amounts owing under this Guaranty as and when such amounts become due and payable in accordance with the terms hereof, or to in any way affect the relative rights of the Purchaser or the Noteholders and creditors of any Guarantor other than the Senior Lenders. Subject to the payment in full of all Senior Debt, the Purchaser and the Noteholders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of assets of the Guarantors made on the Senior Debt until all Interest Obligations shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to any Senior Lender of any cash, property or securities to which the Purchaser and the Noteholders would be entitled except for these provisions shall, as between any Guarantor, its creditors (other than such Senior Lender and the Purchaser and the Noteholders), be deemed to be a payment by such Guarantor to or on account of Senior Debt, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the Purchaser and the Noteholders, on the one hand, and such Senior Lender on the other hand.

         SECTION 2.2.7. Waivers, etc. The Purchaser hereby waives any and all notice of renewal, extension or accrual of any of Senior Debt, present or future, and agrees and consents that without notice to or assent by the Purchaser and the Noteholders:

                  (a) subject to the provisions of Section 6.2.7 of the Purchase Agreement, the obligations and liabilities of any Guarantor or any other party or parties for or upon the Senior Debt (and/or any promissory note(s), security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

                  (b) subject to the provisions of the FNBB Intercreditor Letter, the Senior Lenders may exercise or refrain from exercising any right, remedy or power granted by the applicable Senior Debt Instrument or any other document creating, evidencing or otherwise related to Senior Debt or at law, in equity or otherwise, with respect to Senior Debt or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including the right to perfect any lien or security interest created in connection therewith);

                  (c) subject to the provisions of Section 6.2.7 of the Purchase Agreement, any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for Senior Debt, and any rights or remedies of the Senior Lenders in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived or extended by the Senior Lenders; and

                  (d) any balance or balances of funds with the Senior Lenders at any time standing to the credit of any Guarantor or any guarantor of any Senior Debt may, from time to time, in whole or in part, be surrendered or released;

all as the Senior Lenders may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to Senior Debt provided for herein. The Senior Lenders shall not be prejudiced in their right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of any Guarantor.

         SECTION 2.2.8. Amendment of Subordination Provisions. The subordination provisions contained herein are for the benefit of the holders of Senior Debt and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of PMI and the Agent.

         SECTION 2.2.9. Notice to the Noteholders. Each Guarantor shall give prompt written notice to the Purchaser and any Noteholder of any fact known to such Guarantor which would prohibit the making of any payment to the Purchaser or any Noteholder under this Guaranty. Notwithstanding the provisions of this
Section 2.2 or any other provision of this Guaranty, the Purchaser

                  (a) shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Purchaser or any Noteholder under this Guaranty in respect of this Guaranty, unless and until the Purchaser shall have received written notice thereof from the applicable Guarantor, the Agent, PMI or any other holder of Senior Debt or from any trustee therefor (and, prior to the receipt of any such written notice, the Purchaser shall be entitled in all respects to assume that no such facts exist); and

                  (b) shall be entitled to receive and retain all payments made by or on behalf of any Guarantor prior to receipt by the Purchaser under this Guaranty of any such written notice.

All notices and other communications provided to the Purchaser under this Guaranty shall be in writing or by telecopy and addressed or delivered to it c/o Jordan/Zalaznick Advisers, Inc., at 9 West 57th Street, New York, New York, 10019, Attn: James E. Jordan, or at such other address as may be designated by the Purchaser. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted.

         SECTION 2.2.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of any Guarantor referred to in this Section 2.2, the Purchaser and any other Noteholder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Purchaser and any other Noteholder, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Guarantors, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.2.

         SECTION 2.3. Obligations Absolute, Unconditional, etc. Each Guarantor agrees that its obligations hereunder shall be absolute, unconditional and irrevocable, irrespective of the genuineness, validity, legality or enforceability of the Interest Obligations, the Notes, the Purchase Agreement or any other Instrument executed or to be executed pursuant to the Purchase Agreement, or any other Instrument or collateral relating to or securing the payment, performance or observance thereof or any other circumstance which could otherwise constitute a legal or equitable discharge of a surety or guarantor, and the Purchaser may, in its discretion or at the direction of the Required Noteholders, proceed to enforce this Guaranty in respect of any Interest Obligations as and to the extent provided in Section 2.1. Neither the Purchaser nor any Noteholder shall have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Interest Obligations or this Guaranty. Except as herein otherwise expressly provided, each Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of:

                  (a) any right to require the Purchaser or any Noteholder to proceed against the Company or any other Person, or to proceed against or exhaust any other security or collateral for the payment, performance or observance of the Interest Obligations, or to pursue any other remedy whatsoever before proceeding against such Guarantor hereunder;

                  (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or the failure of the Purchaser or any Noteholder to file or enforce a claim against any estate (in administration, bankruptcy or any other proceedings) of any Person;

                  (c) any defense based upon an election of remedies by the Purchaser or any Noteholder, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of such Guarantor or the right of such Guarantor to proceed against the Company or any other Person for reimbursement or both;

                  (d) any other defense of the Company, or the cessation of the liability of the Company for any cause whatsoever, with respect to any Interest Obligations;

                  (e) any other defense of any kind, whether now existing or arising hereafter, of such Guarantor to any action, suit or judicial or legal proceeding that may be instituted with respect to this Guaranty;

                  (f) presentment, demand, protest and notice of any kind, including notice of the creation or non-payment or non-performance of all or any Interest Obligations, notice of dishonor or protest, notice of acceptance by the Purchaser or any Noteholder of this Guaranty, notice of the existence, creation or incurrence of any new or additional indebtedness, obligation or other liability, and notice of action or non-action on the part of the Purchaser or any Noteholder, the Company or such Guarantor or any other Person in connection with the Interest Obligations or otherwise; and

                  (g) any duty on the part of the Purchaser or any Noteholder or other Person to disclose to such Guarantor any facts or information any such Person may now or hereafter know or possess regarding the Company, the Interest Obligations or any other matter whatsoever, regardless of whether such Person has reason to believe that such facts or other information may materially increase the risk which such Guarantor intends to assume or has reason to believe that such facts or other information are unknown to such Guarantor or has a reasonable opportunity to communicate such facts or other information, it being understood and agreed that such Guarantor is fully and solely responsible for being and keeping informed of the financial condition of the Company and of all other circumstances bearing on the risk of non-payment of any Interest Obligations.

         This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable Guaranty of payment, and shall remain in full force and effect until all Interest Obligations have been fully paid, and may not be amended, modified or supplemented except in accordance with Section 8.1 of the Purchase Agreement and Section 2.2.8. This Guaranty shall continue to be effective, or to be reinstated, as the case may be, if at any time any payment, in whole or in part, of any Interest Obligations is rescinded or must otherwise be restored or returned by the Purchaser or any Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor or the Company, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Guarantor or the Company or any part of either of its property, or otherwise, all as though such payments had never been made.

         SECTION 2.4. Waiver of All Defenses. Except as otherwise specified herein, the Purchaser and each Noteholder may, from time to time, in their sole discretion and without notice to any Guarantor, take any or all of the following actions, all without in any way diminishing, impairing, releasing or affecting the liability or obligations of the Guarantors under or with respect to this Guaranty, and each Guarantor hereby irrevocably consents to any or all of the following actions by the Purchaser or any Noteholder or any holder of any Note:

                  (a) retain or obtain a security interest in any property to secure any Interest Obligation or any obligation hereunder;

                  (b) retain or obtain the primary or secondary obligations with respect to any Interest Obligation;

                  (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any Interest Obligation, or release or compromise any obligation of such Guarantor hereunder or any obligation of any nature of any other Person with respect to any Interest Obligation or amend or modify in any respect the Purchase Agreement or any Purchase Document;

                  (d) waive, modify, subordinate, compromise or release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any Interest Obligation or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or waive, release, subordinate, compromise, modify, alter or exchange any guaranty or other obligations of any nature of any obligor with respect to any such property; and

                  (e) resort to such Guarantor for payment of any Interest Obligation, whether or not the Purchaser or any Noteholder shall have resorted to or exhausted any other remedy or any other security or collateral for any obligation hereunder or shall have proceeded against the Company or any other Person primarily or secondarily obligated with respect to any Interest Obligation.

         Each Guarantor absolutely, unconditionally and irrevocably agrees that, as long as any Interest Obligation has not been paid in full, such Guarantor shall not have and shall not enforce any right of subrogation, and such Guarantor waives any right to enforce any remedy which the Purchaser or any Noteholder now has or may hereafter have against the Company or any other Person hereunder or pursuant hereto or under or pursuant to the Purchase Agreement, the Notes or any other Purchase Document, and any benefit of, and any right to participate in, any security for any Interest Obligation now or hereafter held by the Purchaser or any Noteholder or the holder of any Note.

         Each Guarantor absolutely, unconditionally and irrevocably agrees that the liability of such Guarantor hereunder, and the remedies for the enforcement of such liability, shall in no way be diminished or affected by:

                  (f) the release or discharge of the Company or any other Person responsible for the payment, performance or observance of any Interest Obligation in any creditors', receivership, bankruptcy, reorganization, insolvency or other proceeding;

                  (g) the rejection or disaffirmance in any such proceeding of any Instrument evidencing, securing, or executed in connection with, any Interest Obligation; or

                  (h) the impairment, limitation or modification of any Interest Obligation resulting from the operation of any present or future provision of the federal bankruptcy code or any other statute or law of any kind or from the decision or order of any court.

         Each Guarantor absolutely, unconditionally and irrevocably further agrees that the creation from time to time of any Interest Obligation and the application or allocation of amounts received by the Purchaser or any Noteholder or any other Person to the payment of such Interest Obligation, and the creation, existence or enforcement from time to time of any security for the Interest Obligation, and the application and allocation of the proceeds of such security, shall in no way affect or impair the rights, remedies, powers and privileges of the Purchaser or any Noteholder or the holder of any Note or the obligation of such Guarantor under this Guaranty.

         Each Guarantor hereby expressly waives notice of the creation of all Interest Obligations and all diligence in collection or protection of or realization upon the Interest Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.


                                  ARTICLE III

                                 MISCELLANEOUS

         SECTION 3.1. Purchase Document. This Guaranty is a Purchase Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Purchase Agreement, including Article IX thereof.

         SECTION 3.2. Successors and Assigns; Assignment. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Purchaser and each Noteholder and their respective successors and assigns, including any assignee of any Note and be enforceable by the Purchaser at the direction of the Required Noteholders; provided, however, that no Guarantor may assign any of its obligations hereunder without the prior written consent of all Noteholders. Each Noteholder may, subject to the provisions of Section 4.7 of the Purchase Agreement, from time to time, without notice to any Guarantor assign or transfer any Note or any interest therein, and, notwithstanding any such transfer or assignment or any subsequent transfer or assignment thereof, such Note shall be and remain a Note for purposes of this Guaranty, and each and every immediate and successive transferee or assignee of any Note or any interest therein shall, to the extent of the interest of such transferee or assignee in the Note, be entitled to the benefits of this Guaranty.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered by its authorized officer as of the date first above written.


                         NATIONAL RESTAURANT ENTERPRISES, INC.



                         By
                           ----------------------------------------
                           Name:  Lawrence Jaro
                           Title: Chief Executive Officer


                         AMERIKING CINCINNATI CORPORATION I



                         By
                           ----------------------------------------
                           Name:  Lawrence Jaro
                           Title: Chief Executive Officer


                         AMERIKING VIRGINIA CORPORATION I



                         By
                           ----------------------------------------
                           Name:  Lawrence Jaro
                           Title: Chief Executive Officer


The foregoing amendment and restatement is hereby acknowledged and consented to as of this ____ day of February, 1996:

MCIT PLC, as Noteholder


By
  ----------------------------------------
  Name:
  Title:

                               CERTIFICATE AS TO
             SELLER NOTES, BBI JUNIOR NOTES AND WARRANT AMENDMENT


                  Furnished pursuant to Section 3.7 of the Purchase Agreement, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996 (the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC.


         The undersigned hereby certifies that he is Chief Financial Officer of the Company and that, as such, he is authorized to execute this certificate on behalf of the Company and further certifies that

                  (a) attached hereto as Attachment 1 is a true and correct specimen of the Seller Notes;

                  (b) each Person identified in Item 3.7 ("Seller Notes") of the Disclosure Schedule has exchanged his Original Seller Note, without further compensation, for a Seller Note in the amount shown opposite his name in such item;

                  (c) BBI and the Company have executed the BBI Amendment, and attached hereto as Attachment 2 is a true and correct specimen thereof, as in full force and effect on the date hereof without modification or waiver, together with a true and correct specimen of the BBI Agreement and the BBI Existing Junior Note; and

                  (d) BBI, as assignee of FNBB, has entered into with the Company the Warrant Amendment, and attached hereto as Attachment 3 is a true and correct specimen thereof, as in full force and effect on the date hereof without modification or waiver.

Terms for which meanings are provided in the Purchase Agreement are, unless otherwise defined herein, used herein with such meanings.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of the Company this 7th day of February, 1996.


                                            ------------------------------
                                            Name:   Joel Aaseby
                                            Title:  Chief Financial Officer

                               CERTIFICATE AS TO
                             AFFILIATE AGREEMENTS


                  Furnished pursuant to Section 3.8 of the Purchase Agreement, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996 (the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC.


         The undersigned hereby certifies that he is the Secretary of the Company and that, as such, he is authorized to execute this certificate on behalf of the Company and further certifies that:

                  (a) attached hereto as Attachment 1 is a true and correct specimen of the Tax Sharing Agreement,

                  (b) attached hereto as Attachment 2 is a true and correct copy of Amendment No. 1 to the Management Consulting Agreement, and

                  (c) attached hereto as Attachment 3 is a true and correct copy of the Intercompany Consulting Agreement,

in each case as in full force and effect on the date hereof without amendment, waiver or other modification.

         Terms for which meanings are provided in the Purchase Agreement are used herein with such meanings.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of the Company on this 7th day of February, 1996.




                                                ------------------------------
                                                Name:  Joel Aaseby
                                                Title: Secretary

                               CERTIFICATE AS TO
                            1995/1996 ACQUISITIONS


                  Furnished pursuant to Section 3.9 of the Purchase Agreement, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996 (the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC.


         The undersigned hereby certifies that he is Chief Financial Officer of the Company and that, as such, he is authorized to execute this certificate on behalf of the Company and further certifies that

                  (a) attached hereto as Attachments 1, 2, 3 and 4 are true and correct specimens of the Cincinnati Acquisition Agreement, the Virginia Acquisition Agreement, the Colorado Acquisition Agreement and the Tennessee Stock Purchase Agreement, respectively, each of which is in full force and effect on the date hereof in the forms of attached hereto;

                  (b) each of the Cincinnati Acquisition and Virginia Acquisition has been consummated in accordance with the terms of the respective Acquisition Agreement on the date hereof without the waiver or forbearance to exercise any right or condition thereunder by the Company or any Subsidiary;

                  (c) the series of transactions comprising the closings under each of the Cincinnati Acquisition Agreement and Virginia Acquisition Agreement shall be consummated concurrently with the Closing; and

                  (d) attached hereto as Attachments 5 and 6 are true and correct copies of the Colorado Acquisition Agreement and the Tennessee Acquisition Agreement, each of which was in full force and effect without modification or waiver on July 5, 1995 and November 21, 1995, respectively, when each of the Colorado Acquisition and Tennessee Acquisition was consummated in accordance with the terms of such Acquisition Agreement, in each case without the waiver of forbearance to exercise any right or condition thereunder by the Company or any Subsidiary.

Terms for which meanings are provided in the Purchase Agreement are used herein with such meanings.


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of the Company this 7th day of February, 1996.


                                                ------------------------------
                                                Name:   Joel Aaseby
                                                Title:  Chief Financial Officer

                               CERTIFICATE AS TO
                            SENIOR CREDIT AGREEMENT


                  Furnished pursuant to Section 3.10 of the Purchase Agreement, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996 (the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC.


         The undersigned hereby certifies that he is Chief Financial Officer of the Company and that, as such, he is authorized to execute this certificate on behalf of the Company and further certifies that:

                  (a) attached hereto as Attachment 1 is a true and correct specimen of the Senior Credit Agreement which is in full force and effect on the date hereof without modification or waiver;

                  (b) the "Closing Date" under, and as defined in, the Senior Credit Agreement has occurred without the waiver by the Senior Lenders or the Senior Agent of any condition, obligation, covenant or other requirement;

                  (c) prior to or concurrently with the Closing, NRE has obtained proceeds of at least $45,000,000 in immediately available funds from the making of the Term Loan A under, and as defined in, the Senior Credit Agreement and at least $40,000,000 in immediately available funds from the making of the Term Loan B under, and as defined in, the Senior Credit Agreement;

                  (d) all of the representations and warranties contained in
         Section 8 of the Senior Credit Agreement are true and correct as if now made, and, by delivering to the Purchaser this certificate, the Company hereby represents and warrants to the Purchaser as to each of the matters set forth in such Section as if they were set forth in this certificate in their entirety;

                  (e) attached hereto as Attachment 2 is a true and correct specimen of an amendment to the Senior Pledge Agreement executed and delivered by the Company, and accepted by the Senior Agent, on the date hereof (the "Pledge Amendment");

                  (f) attached hereto as Attachments 3 and 4 are true and correct specimens of the Senior Security Amendment No. 1 and Senior Security Amendment No. 2 as each is in effect on the date hereof without waiver or modification;

                  (g) the Senior Pledge Agreement is in full force and effect in the form executed and delivered by the Company on the Original Closing Date, except as amended by the Pledge Amendment, Senior Security Amendment No. 1 and Senior
         Security Amendment No. 2;

                  (h) the Senior Recovery Guaranty is in full force and effect in the form executed and delivered by NRE on the Original Closing Date, except as amended by the Senior
         Security Amendment No. 1 and Senior Security Amendment
         No. 2;

                  (i) no Default has occurred and is continuing (including pursuant to Section 6.2.8 of the Purchase Agreement) as the result of the execution and delivery by the Company and NRE of the Senior Credit Agreement and the taking of all actions required to be taken by the terms thereof in connection with the closing thereunder.

Terms for which meanings are provided in the Purchase Agreement are used herein with such meanings.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of the Company on this 7th day of February, 1996.



                                               ------------------------------
                                               Name:  Joel Aaseby
                                               Title: Chief Financial Officer

                               CERTIFICATE AS TO
                                 PMI AGREEMENT


                  Furnished pursuant to Section 3.11 of the Purchase Agreement, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996 (the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC.


         The undersigned hereby certifies that he is Chief Financial Officer of the Company and that, as such, he is authorized to execute this certificate on behalf of the Company and further certifies that:

                  (a) attached hereto as Attachment 1 is a true and correct specimen of the PMI Agreement which is in full force and effect on the date hereof without modification or waiver; and

                   (b) attached hereto as Attachment 2 is a true and correct specimen of the PMI Warrant which was issued on the date hereof to PMI or its nominee, without amendment or other modification;

                  (c) all of the conditions contained in Sections 7.1 through
         7.35 of the PMI Agreement to the occurrence of the "Closing Date" under, and as defined in, the PMI Purchase Agreement, have been satisfied without the waiver by the PMI of any condition, obligation, covenant or other requirement;

                  (d) all of the representations and warranties contained in Sections 4.1 through 4.24 of the PMI Agreement are true and correct as if now made and, by delivering to the Purchaser this certificate, the Company hereby represents and warrants to the Purchaser as to each of the matters set forth in such Section as if they were set forth in this certificate in their entirety; and

                  (e) prior to or concurrently with the Closing, NRE has obtained proceeds of at least $14,775,000 in immediately available funds from the issuance of the PMI Notes in an aggregate principal amount of at least $15,000,000; and

                  (f) attached hereto as Attachment 3 is a true and correct speciman of the BKC/PMI Intercreditor Letter which is in full force and effect on the date hereof without modification or waiver.

Terms for which meanings are provided in the Purchase Agreement are used herein with such meanings.


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of the Company on this 7th day of February, 1996.




                                          ------------------------------
                                          Name:  Joel Aaseby
                                          Title: Chief Financial Officer

                               CERTIFICATE AS TO
                               FFCA ARRANGEMENTS


                  Furnished pursuant to Section 3.12 of the Purchase Agreement, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996 (the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC.


         The undersigned hereby certifies that he is Chief Financial Officer of National Restaurant Enterprises, Inc., a Delaware corporation ("NRE") and that, as such, he is authorized to execute this certificate on behalf of NRE and further certifies that:

                  (a) attached hereto as Attachment 1 is a true and correct specimen of the FFCA Sale/Leaseback Agreement which is in full force and effect on the date hereof without modification, amendment or waiver; and

                   (b) attached hereto as Attachments 2 and 3 are true and correct specimens of the FFCA Leases entered into by AmeriKing Tennessee and AmeriKing Virginia, respectively, which are in full force and effect on the date hereof without modification, amendment or waiver;

                   (c) attached hereto as Attachments 4 and 5 are true and correct specimens of the FFCA Guaranties entered into by NRE with respect to the obligations of AmeriKing Tennessee and AmeriKing Virginia, respectively, under the FFCA Leases, which are in full force and effect on the date hereof without modification, amendment or waiver;

                   (d) attached hereto as Attachment 6 is a true and correct specimen of the FAC Note executed and delivered by AmeriKing Colorado, which is in full force and effect on the date hereof without modification or amendment;

                  (e) prior to or concurrently with the Closing, (i) AmeriKing Tennessee and AmeriKing Virginia have received net proceeds of at least $821,000.00 in immediately available funds from the FFCA Sale/Leaseback Agreement.

Terms for which meanings are provided in the Purchase Agreement are used herein with such meanings.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of the Company on this 7th day of February, 1996.




                                               ------------------------------
                                               Name:  Joel Aaseby
                                               Title: Chief Financial Officer

                               CERTIFICATE AS TO
                                  COMPLIANCE


                  Furnished pursuant to Section 3.15 of the Purchase Agreement, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996 (the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC.


         The undersigned hereby certifies that he is a Vice President of the Company and that, as such, he is authorized to execute this certificate on behalf of the Company and further certifies that:

                  (a) the representations and warranties of the Company contained in the Purchase Agreement and those made in writing by or on behalf of the Company in any other Purchase Document were correct when made and are correct on the date hereof;

                  (b) the Company has performed and complied with all agreements and conditions contained in the Purchase Agreement required to be performed or complied with by it prior to or at the Closing;

                  (c) as of the time of the Closing (and after giving effect to all of the Pro Forma Transactions) no Default has occurred and is continuing;

                  (d) no litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Company, threatened against NRE, the Company, any Subsidiary or any Restaurant;

                           (i) which affects any of their respective
                  properties, business prospects, operation, earnings, assets, liabilities or condition (financial or otherwise) which is reasonably likely, singly or in the aggregate, to have a Materially Adverse Effect on the Company and Subsidiaries, or

                           (ii) which relates to any Acquisition Agreement, any Acquisition, the Purchase Agreement or the Subject Securities; and

                  (e) no development has occurred in any such litigation, arbitration or governmental investigation or proceeding so disclosed which might have a Materially Adverse Effect on the Company and Subsidiaries;

Terms for which meanings are provided in the Purchase Agreement are used herein with such meanings.


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of the Company this 7th day of February, 1996.


                                                ------------------------------
                                                Name:   Joel Aaseby
                                                Title:  Vice President

                               CERTIFICATE AS TO
                                   SOLVENCY


                  Furnished pursuant to Section 3.16 of the Purchase Agreement, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996 (the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC.


         The undersigned hereby certifies that he is a Vice President of the Company and that, as such, he is authorized to execute this certificate on behalf of the Company and further certifies that, on the date hereof and based on the financial information referred to in Section 5.4 of the Purchase Agreement and on the earnings projections set forth in the Financing
Memorandum:

                  (a) the fair salable value of the assets of the Company and NRE, on a consolidated and going concern basis, is greater than the total amount of their liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, whether or not includable on its balance sheet in accordance with generally accepted accounting principles) on a consolidated basis;

                  (b) the fair salable value of the assets of the Company and NRE, on a consolidated and going concern basis, is greater than the amount that will be required to pay their probable liabilities on a consolidated basis as they become absolute and matured;

                  (c) the Company and NRE, on a consolidated basis, will be able to realize upon their assets, or will have sufficient cash flow, to enable them to pay their debts, other liabilities, contingent obligations and other commitments on a consolidated basis as they mature in the ordinary course of business; and

                  (d) the Company and NRE, on a consolidated basis, do not have an unreasonably small capital with which to engage in their anticipated businesses.

For purposes of the foregoing the "fair salable value" of any asset or investment was determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such asset or investment at the regular market value, conceiving the latter as the amount which could be obtained therefor within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on behalf of the Company on this 7th day of February, 1996.




                                                ------------------------------
                                                Name:   Joel Aaseby
                                                Title:  Vice President

                              NRE HOLDINGS, INC.
                            c/o The Jordan Company
                              9 West 57th Street
                           New York, New York 10019


                                                              February 7, 1996


MCIT PLC
c/o Jordan/Zalaznick Advisers, Inc.
9 West 57th Street
New York, New York  10019

               Re: Purchase Agreement, dated as of September 1, 1994, as modified as of November 30, 1994 and October 13, 1995 and amended and restated in its entirety as of February 7, 1996 (as so modified and amended and restated, and as further amended, supplemented or otherwise modified in accordance with the terms thereof, the "Purchase Agreement"), between NRE HOLDINGS, INC., a Delaware corporation (the "Company), and MCIT PLC.


Gentlemen:

         Pursuant to Section 3.17 of the Purchase Agreement, the Company hereby undertakes to the Purchaser that the Company will not issue to any Jordan Party other than the Purchaser any Common Shares (or any other securities exchangeable for or convertible into Common Shares) unless at the time the Company issues any Common Shares (or any securities convertible into or exchangeable for Common Shares) to such Jordan Party, the Company shall offer to sell to the Purchaser at the same price on the same terms offered to such Jordan Party (provided that the Purchaser shall not be required to buy any other securities in order to buy such Common Shares or convertible securities unless such other securities are also being purchased by such other Jordan Party) a portion of such Common Shares or convertible securities such that, after giving effect to such purchases by such Jordan Party and MCIT, the fully-diluted interests of all Jordan Parties and MCIT, respectively, will not have been altered relative to one another by any such purchase. The Purchaser may elect to buy all or any portion of the Common Shares or convertible securities offered or may decline to purchase any.

         Terms which are defined in the Purchase Agreement are used herein with such meanings.


                                                NRE HOLDINGS, INC.


                                                By
                                                  ----------------------------
                                                Name:   Joel Aaseby
                                                Title:  Vice President

                                                                     EXHIBIT Q


                       [Mayer, Brown & Platt Letterhead]



                                   CLOS DATE



MCIT PLC
c/o Jordan/Zalaznick Advisers, Inc.
9 West 57th Street
New York, New York  10019


                            Re: NRE HOLDINGS, INC.


Gentlemen/Ladies:

         This letter is furnished to you pursuant to Section 3.17 of the Purchase Agreement, dated as of September 1, 1994, as modified as of November 30, 1994 and October 13, 1995 and as amended and restated in its entirety as of February 7, 1996 (as so modified and amended and restated, the "Purchase Agreement"), between NRE Holdings, Inc., a Delaware corporation (the "Company"), and MCIT PLC (the "Purchaser"), amending and restating in its entirety the Purchase Agreement. Unless otherwise defined, terms used herein have the meanings provided in the Purchase Agreement.

         We have acted as special counsel for the Company, National Restaurant Enterprises, Inc., a Delaware corporation ("NRE" and, collectively, with the Company, the "Company Parties") in connection with the consummation of the Acquisitions and the negotiation of the Purchase Agreement, the Notes and other Subject Securities, the Deferred Limited Interest Guaranty, the Pledge Agreement and each other Purchase Document and the Stockholders Agreement, and we have participated in the Closing on the date hereof held in connection with the consummation of the Tennessee Acquisition, the Cincinnati Acquisition and the Virginia Acquisition.

         In that regard, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments as we have deemed necessary for the purposes of this opinion. We have been furnished with, and with the consent of the Purchaser have relied upon, certificates of the Company Parties with respect to certain factual matters. In addition, we have relied upon (a) the representations of the Company Parties set forth in the Purchase Agreement and each Purchase Document and other agreements and instruments furnished to you on the date hereof in connection with the financing and transactions contemplated by the Purchase Agreement, as to factual matters, and (b) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein.

         In our examination, we have assumed, with your permission, and without independent investigation, that:

               (a) the signatures of persons (other than any person signing on behalf of any Company Party) signing all documents in connection with which this opinion is rendered are genuine and authorized;

               (b) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

               (c) all parties (other than any Company Party) to the documents reviewed by us have full power and authority to execute, deliver and perform thereunder and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary corporate or other actions on the part of such parties and others, have been duly executed by such parties and have been duly delivered by such parties; and

               (d) no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery by you of the Purchase Agreement and the Purchase Documents.

         Based on the foregoing, and subject to the limitations, qualifications, and exceptions set forth in lettered paragraphs below, we are of the opinion that:

               1. Organization, etc. Each Company Party is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has full power and authority to own and hold its property and conduct its business substantially as presently conducted by it. The Company has full power and authority to enter into and perform its obligations under the Purchase Agreement, the Pledge Agreement, each other Purchase Document and the Stockholders' Agreement and to issue and sell and carry out the terms of the Notes, the Preferred Stock and the Common Stock. NRE has full power and authority to enter into and perform the {Deferred Limited
         Interest Guaranty}{Intercompany Note}.

               2. Due Authorization. The execution and delivery by each Company Party of the Purchase Agreement, the Notes, each other Purchase Document, the Stockholders Agreement, the Pledge Agreement, the Deferred Limited Interest Guaranty, the Senior Credit Agreement and the Acquisition Agreement (collectively, the "Transaction Documents") to which it is a party and the performance by each Company Party of its obligations thereunder

               (a) have been duly authorized by all necessary corporate action,

               (b) [to the best of our knowledge,] do not require any Approval which has not been obtained,

               (c) do not and will not conflict with, result in any violation of, or constitute any default under, (i) any provision of any Organic Document, (ii) Regulation G, T, U, or X of the F.R.S. Board or to the best of our knowledge, any present law or governmental regulation (including [, other than (y) ______________________,] or (z) as would not have a material adverse affect on the properties, business, results, operations or conditions of either of the Company or NRE, or
         (iii) under any county, city, municipal or other local ordinances or regulations, as to which we express no opinion, or (iv) to the best of our knowledge, of any Contractual Obligation or court decree or order applicable to any Company Party, and

               (d) except for Liens created under and pursuant to the Senior Credit Agreement, the Senior Pledge Agreement and the Purchase Documents, will not, to the best of our knowledge, result in or require the creation or imposition of any Lien on any of any Company Party's properties pursuant to the provisions of any other Contractual Obligations other than as contemplated or permitted by the Senior Credit Agreement.

               3. Validity, etc. Each of the Purchase Agreement, the Pledge Agreement, each other Purchase Document and the Stockholders' Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Deferred Limited Interest Guaranty has been duly executed and delivered by NRE and constitutes the legal, valid and binding obligation of NRE, enforceable against NRE in accordance with its terms.

               4. Collateral. The security interest created in favor of the Mezzanine Agent under the Pledge Agreement constitutes a valid security interest for the benefit of the Mezzanine Agent and the other Noteholders to secure the Obligations in all right, title and interest of the Company in and to the Collateral (as defined in the Pledge Agreement) which will be perfected upon the delivery by the Senior Agent of the Collateral (as so defined) to the Mezzanine Agent in accordance with the FNBB Intercreditor Letter.

               5. Litigation. Except as disclosed in Item 5.7 ("Litigation") of the Disclosure Schedule, to the best of our knowledge, there is no pending or threatened litigation, arbitration, or governmental investigation or proceeding against any Company Party or to which any of its properties is subject which purports to affect the legality, validity, binding effect or enforceability of the Purchase Agreement, any other Purchase Document or any Acquisition Agreement or the Merger.

               6. Government Regulation. The Company is neither an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               7. Capital Stock. The authorized Capital Stock of the Company is ______ shares, consisting of ______ Preferred
         Shares and _____ Common Shares of which

                  (a)  ________ {Class A}{Series} Preferred Shares,

                  (b)  ________ {Class __}{Series} Preferred Shares,

                  (c)  Class __ Common Shares, and

                  (d)  Class __ Common Shares

         are issued and outstanding in accordance with Item 3.5
         ("Stockholders") of the Disclosure Schedule, and the shares of the ________ authorized Preferred Shares and ________ Common Shares which are unissued,

                  (e) ________ {Class __}{Series} Preferred Shares are reserved for issuance from time to time in satisfaction of payment-in-kind obligations,

                  (f) ________ {Class __}{Series} Common Shares are reserved for issuance upon conversion of the Class __ Common Shares,

                  (g) ________ Class A Common Shares are reserved for issuance upon exercise of the FNBB Warrant,

                  (h) ________ Class A Common Shares and ________ Class __
               Common Shares will be unissued and unreserved and subject to the Preemption Letter.

         All outstanding Preferred Shares and Common Shares have been duly authorized and are validly issued, fully paid and nonassessable, and, except for the Preemption Letter, there are no preemptive rights of any Stockholders with respect to the issuance of any of the unissued Common Shares.

               8. Securities Act and Trust Indenture Act. Based, in part, upon the Company's representations in the Purchase Agreement, and the representations of the Purchaser and other investors in the Stockholders' Agreement (and the Subscription Agreements referred to therein) it is not necessary in connection with the offer, issue, sale and delivery of the Notes, the Preferred Shares, the Class A Common Shares or the Class __ Common Shares issuable in accordance with the terms thereof upon the offer, issue, sale and delivery of the shares of Preferred Shares or the Class A Common Shares, Class __ Common Shares being purchased concurrently with the Closing, to register the Notes, the Preferred Shares, Class A Common Shares, Class __ Common Shares under the Securities Act or to qualify an indenture with respect to such Notes under the Trust Indenture Act of 1939, as now in effect and no registration of any class of debt or equity securities of the Company under the Securities Exchange Act of 1934, as now in effect, is required. The above opinions are based upon the offer, issue, sale and delivery of the foregoing securities of the Company being exempt from the registration requirements of the Securities Act, the availability of which exemption requires that certain information be provided by the Company to purchasers of the Company's securities referred to above. For purposes of such opinions, we have assumed without independent inquiry that such information was when provided by the Company and is on the date hereof accurate and complete and nothing has come to our attention which leads us to believe that such information was not accurate and complete.

               9. Company Certificate of Incorporation. The Company Certificate of Incorporation has been duly executed, acknowledged and filed with the Secretary of State of the

         State of Delaware. The terms of Article ________ of such Certificate of Incorporation are valid under the laws of Delaware.

         The opinions set forth above are subject to the following qualifications:

               (A) Our opinions expressed herein are limited to the laws of the State of New York, the Federal law of the United States and the General Corporation Law of the State of Delaware and we do not express any opinion concerning any other law.

               (B) Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally.

               (C) Our opinions above are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

               (D) Certain of the remedial provisions contained in certain Transaction Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not render such Transaction Documents invalid, and each such Transaction Document contains, in our opinion, adequate remedial provisions for the practical realization of the rights and benefits purported to be afforded by such Transaction Documents; provided, however, that rights to indemnification and contribution may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

               (E) We have not been requested to render, and with your permission we do not express, any opinion as to (i) the applicability of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor & Creditor Law or other law relating to fraudulent conveyances, transfers and obligations, or to fraudulent transfers and conveyances generally or (ii) the applicability or effect of any preference or similar law on any Collateral security provided under any of the Purchase Documents.

                                            Very truly yours,


                                            MAYER, BROWN & PLATT

THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON SEPTEMBER 1, 1994 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. INTEREST IN RESPECT OF THIS SECURITY IS SUBORDINATED TO THE PAYMENT IN FULL OF ALL ACCRUED INTEREST ON THE MCIT NOTES (AS DEFINED BELOW) AND THE PRINCIPAL AMOUNT OF THIS SECURITY AND INTEREST IN RESPECT HEREOF IS SUBJECT TO SET-OFF, IN EACH CASE AS DESCRIBED IN THIS NOTE. THE TRANSFER OF THIS SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE MANAGEMENT SUBSCRIPTION AGREEMENT, DATED AS OF SEPTEMBER 1, 1994, AMONG THE COMPANY AND CERTAIN MANAGEMENT AND RELATED INVESTORS THEREIN, AND THE COMPANY'S STOCKHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 1, 1994, AMONG THE COMPANY AND ITS STOCKHOLDERS, AND AS AMENDED, SUPPLEMENTED, OR MODIFIED FROM TIME TO TIME. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.




                              NRE HOLDINGS, INC.

                                  12.75% Note

                              due August 31, 2005



                                              New York, New York
$1,224,000                                    November 30, 1995


         NRE HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Jaro Enterprises, Inc. (the "Holder"), on August 31, 2005, the principal amount of $1,224,000, with interest (computed on the basis of a 365-day year) on the unpaid balance of such principal amount at the rate of 12.75% per annum, payable semi-annually on each May 31 and November 30 (each, an "Interest Payment Date") after the date hereof, commencing on May 31, 1996, until such unpaid principal shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) on any overdue interest at the rate of 14.75% per annum, payable semi-annually as aforesaid or, at the option of the registered holder hereof, on demand.

         Payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer to the account of Freeborn & Peters, account number 065123, at the Mega Bank of Arapahoe, ABA Transit Number 107005319, or at such other office or agency in New York, New York as the Company shall have designated by written notice to the Holder.

         This Note is one of the Company's 12.75% Notes due August 31, 2005 (the "Seller Notes"), originally issued in the aggregate principal amount of $4,400,000 pursuant to the Purchase and Sale Agreement (as defined below) and a Management Subscription Agreement, dated as of September 1, 1994 (the "Management Subscription Agreement"), among the Company, Lawrence Jaro, William Osborn, Gary Hubert and Joel Aaseby. The Company may offset and apply any amounts becoming due hereunder from time to time against all determined claims which the Company has against the Holder pursuant to Section 6.5(c) of the Purchase and Sale Agreement, dated as of September 1, 1994 (the "Purchase and Sale Agreement"), among the Company and the parties listed on the signature pages thereof or Section 8.4 of the Stockholders Agreement, dated as of September 1, 1994 (as amended and modified in accordance with its terms, the "Stockholders Agreement"), among the Company and the parties listed on the signature pages thereof.

         The Company may from time to time voluntarily prepay all or any part (in an integral multiple of $1,000) of the outstanding principal amount of this Note and all other Seller Notes, pro rata according to the outstanding principal amounts thereof; provided, that (a) voluntary prepayments shall be accompanied by payment in full of interest accrued on such principal amount and not yet paid, (b) the Company shall have given the Holder and each other holder of a Seller Note written notice of each voluntary prepayment not less than 10 days and not more than five days prior to the date fixed for such prepayment (and such notice shall specify such date, the aggregate principal amount of the Seller Notes to be prepaid on such date, the principal amount of each Seller Note to be prepaid on such date, and the interest accrued and not paid on such principal amount to be prepaid) and such notice shall be accompanied by an officers' certificate certifying that the conditions to such prepayment have been fulfilled and specifying the particulars of such fulfillment, (c) the Company shall have received the prior written consent to such prepayment from holders of the MCIT Notes (as defined below) owning 51% or more of the then outstanding principal amount of the MCIT Notes and (d) the Company shall have received the prior written consent to such prepayment from holders of the Senior Debt (as such term is defined in the Amended and Restated Deferred Limited Interest Guaranty dated as of February 7, 1996, from National Restaurant Enterprises, Inc. to MCIT PLC ("MCIT")).

         The Company hereby agrees that, in the event that the Company voluntarily prepays (as opposed to a mandatory pre-payment) all or any part of the outstanding principal amount of the

$11,000,000 aggregate principal amount of 12.75% notes due August 31, 2005 (together with all amendments thereto and all substitutions, replacements and renewals thereof, the "MCIT Notes") issued by the Company to MCIT pursuant to that certain Purchase Agreement, dated as of September 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "MCIT Purchase Agreement"), between the Company and MCIT, the Company shall, concurrently with such prepayment, make a prepayment of all Seller Notes (including this Note) in an aggregate amount equal to that percentage of the then outstanding principal amount of all Seller Notes which the amount of such voluntary prepayment of the MCIT Notes is of the then aggregate outstanding principal amount of all outstanding MCIT Notes.

         If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

                  (a) the Company shall default in the payment or prepayment when due of any principal of this Note;

                  (b) the Company or any Restricted Subsidiary (as such term is defined in the Second Amended and Restated Credit Agreement, dated February 7, 1996, among National Restaurant Enterprises, Inc., the Company, and The First National Bank of Boston, as Agent) shall (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or (ii) apply for, consent to or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Restricted Subsidiary or any property of any thereof or make a general assignment for the benefit of creditors; or (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Restricted Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Restricted Subsidiary, and, if such case or proceeding is not commenced by the Company or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Restricted Subsidiary or shall result in the entry of any order for relief or shall remain for 60 days undismissed;

                  (c) any Change of Control (as defined in the MCIT Purchase Agreement referred to below); or

                  (d) all or any portion of the outstanding principal amount of the MCIT Notes shall have become immediately due and payable prior to the stated maturity thereof (in which event, the Company shall immediately provide written notice to the Holder);

then, and in every such event, the Holder may, by notice to the Company and to the holders of the MCIT Notes and the Senior Debt, declare all or any portion of the unpaid principal amount of this Note together with accrued interest thereon to be due and payable, whereupon such portions of this Note (and accrued interest thereon) shall be and become due and payable immediately following delivery of such notice to the Company and to the holders of the MCIT Notes and the Senior Debt without further notice, demand or presentment, all of which are hereby waived by the Company; provided, that in the case of any of the Events of Default specified in clause (b) of this paragraph, such portions of this Note (together with accrued interest thereon) shall immediately (and without notice) become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

         This Note is one of the "Seller Notes" referred to in, and is secured by, the Mezzanine Pledge Agreement, dated as of September 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Mezzanine Pledge Agreement"), between the Company and MCIT, individually and as agent (in such capacity, the "Mezzanine Agent") for itself and the other Noteholders (as defined in the Pledge Agreement), and the Holder, by acceptance of this Note, authorizes the Mezzanine Agent to take all actions from time to time under the Pledge Agreement as shall be directed by all or any holders of the MCIT Notes. Each holder of this Seller Note, by acceptance hereof, agrees to be bound by the representations made and obligations undertaken by each "Noteholder" under
Article IV of the Mezzanine Pledge Agreement.

         Notwithstanding any provision of this Note to the contrary, the Company covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that each payment of interest to become due on the Seller Notes shall be subordinated (i.e., no such payment shall be permitted to be made by or on behalf of the Company or from any source whatsoever, including from any distribution of its assets in connection with any proceeding of the nature referred to in Section 7.1.3 of the MCIT Purchase Agreement, and if notwithstanding the foregoing, any such payment is made, it shall not be received and retained by the Holder hereof) to the prior payment in full in cash of all payments of interest accrued on the MCIT Notes, if any, which payments of interest on the MCIT Notes (the "Benefitted Payment") shall have become due thereunder either prior to or not more than 160 days after the date on which such payment of interest on this Note shall have become due (the "Blocked Seller Payment"); provided, however, that, at any time when any Blocked Seller Payment shall be subordinated by the foregoing provision only to Benefitted Payments which became due after the date on which such Blocked Seller Payment became due, the Company may, at any time when making a partial payment of such Benefitted Payment on all MCIT Notes, also make a partial payment of such Blocked Seller Payment on all Seller Notes in an aggregate amount which is proportionate to such partial payment of the Benefitted Payment according to the then respective aggregate outstanding principal amounts of the MCIT Notes and the Seller Notes. This paragraph shall constitute a continuing offer to and covenant with all persons who become holders of, or continue to hold, MCIT Notes (irrespective of whether such MCIT Notes were issued or acquired before or after the issuance of this Note). The provisions of this paragraph are made for the benefit of all present and future holders of MCIT Notes and their successors and assigns, and shall be enforceable by them directly against the Holder. If there has occurred and is continuing a default in the payment of all or any portion of the interest on any MCIT Notes, no payment shall be made by or on behalf of the Company with respect to any interest due in respect of this Note, and by virtue of accepting this Note and the benefits hereof, the Holder shall not be entitled, and will not take any action, including any judicial process, to accelerate, demand payment or enforce any indebtedness in respect of interest payable on this Note or any other claim with regard to interest payable on this Note. If, notwithstanding the foregoing sentence, the Holder shall have received, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of, or on account of, interest in respect of this Note that was prohibited by this paragraph, before all interest accrued on the MCIT Notes has been paid in full in cash, then and in such event such payments or distributions shall be received and held in trust for the holders of the MCIT Notes and promptly paid over or delivered to the holders of the MCIT Notes remaining unpaid to the extent necessary to pay in full in cash such accrued interest on the MCIT Notes in accordance with their terms after giving effect to any concurrent payment or distribution to the holders of the MCIT Notes, provided that any such payment which is, for any reason, not so paid over or delivered shall be held in trust by the Holder for the holders of the MCIT Notes.

         In addition to the subordination provisions of the preceding paragraph in favor of the holders of the MCIT Notes, this Note is also hereby expressly subordinated to the limited guaranty, dated September 1, 1994 (the "Senior Recovery Guaranty"), executed and delivered by the Company in favor of the Senior Lenders (as defined in the MCIT Purchase Agreement) and Article VIII of the MCIT Purchase Agreement (and all related definitions) shall apply to this Note mutatis mutandis and the obligations of the Company under this Note shall be deemed "Obligations" as used in such Article VIII of the MCIT Purchase Agreement.

         No present or future holder of the MCIT Notes shall be prejudiced in any way in the rights of such holder to enforce subordination of the Seller Notes by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of the MCIT Notes, regardless of any knowledge thereof any such holder of the MCIT Notes may have or be otherwise charged with. Without limiting the foregoing, no right of any present or future holder of the MCIT Notes to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (a) any refunding, refinancing, extension or renewal of the MCIT Purchase Agreement or any amendment, modification or supplement thereof, (b) any sale, exchange, release or other similar transaction with respect to any property by whomsoever at any time pledged or mortgaged to secure the MCIT Notes, (c) any release of any Person (as defined in the MCIT Purchase Agreement) liable in any manner for the payment or collection of amounts payable in respect of the MCIT Notes, (d) any exercise or refraining from exercising of any rights against the Company and others or (e) any application of any sums by whomsoever paid or however realized to the payment of amounts payable in respect of the MCIT Notes; provided, however, that the Company undertakes to the Holder that the Company will not (x) foreshorten the final or scheduled maturities of or interest on the MCIT Notes or increase the rate of interest thereon or (y) release the lien of the Mezzanine Pledge Agreement or provide for the application of proceeds of the Collateral (as defined therein) on a non-pro rata basis with holders of MCIT

Notes, in each case without the prior written consent of holders of Seller Notes evidencing, in the aggregate, 51% or more of the aggregate outstanding principal amount of the Seller Notes.

         The Company agrees to reimburse the Holder upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Holder in enforcing the obligations of the Company under this Note.

         This Note is made and delivered in New York, New York and shall be governed by the internal laws of the State of New York.


                                         NRE HOLDINGS, INC.



                                         By:
                                            -----------------------------
                                            Name:  A. Richard Caputo, Jr.
                                            Title: Vice President